UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2013

REXFORD INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000, Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 966-1680

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

Please see paragraph 7 of Item 8.01 below, which is incorporated herein by reference.

ITEM 5.01	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As part of the Accommodation described in Item 8.01 below, on October 29, 2013, Messrs. Schwimmer, Frankel and Ziman each entered into a Restricted Stock Cancellation Agreement (the “Cancellation Agreements”), whereby they each canceled 86.0% of their restricted stock grants. Messrs. Schwimmer, Frankel and Ziman may enter into one or more additional Cancellation Agreements between the date of this 8-K report and November 30, 2013 to cancel up to all of their remaining restricted stock grants in the event that additional pre-IPO investors elect to participate in the Accommodation. For additional information, please see paragraphs 4, 5 and 7 of Item 8.01 below, which are incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

On October 29, 2013, Rexford Industrial Realty, Inc. (the “Company”) issued a press release relating to the Accommodation. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 8.01	OTHER EVENTS

After the completion of the Company’s initial public offering (“IPO”), certain investors (“pre-IPO investors”) in Rexford Industrial Fund I, LLC (“RIF I”), Rexford Industrial Fund II, LLC (“RIF II”), Rexford Industrial Fund III, LLC (“RIF III”), Rexford Industrial Fund IV, LLC (“RIF IV”), Rexford Industrial Fund V, LP (“RIF V”) and their subsidiaries (collectively, the “Predecessor Funds”) contacted Messrs. Schwimmer, Frankel and Ziman to express concerns regarding the Company’s formation transactions and IPO. These concerns related to, among other things, the total value of the consideration paid to the pre-IPO investors and to management in the formation transactions, the allocation of that consideration among the five Predecessor Funds and the pre-IPO management companies included in the Company’s predecessor, Rexford Industrial, LLC (“RILLC”) and Rexford Sponsor V, LLC (together with RILLC, the “Management Companies”), and the total value of the operating partnership units (“OP Units”) of Rexford Industrial Realty, L.P. (the “Operating Partnership) and shares of Company common stock (“REIT Shares”), including awards of restricted stock, received by Messrs. Schwimmer, Frankel and Ziman in conjunction with the formation transactions and the IPO.

The Company believes that the formation transactions and the IPO were conducted and valued properly and consistently with applicable law and with the disclosure documents and contribution and merger agreements. The Company believes that the documents and disclosures set forth all information necessary for the pre-IPO investors to determine whether to approve the formation transactions. Pre-IPO investors representing more than 98% of the capital in each of the Predecessor Funds approved the formation transactions. In addition, such pre-IPO investors explicitly waived claims relating to the Predecessor Funds and the formation transactions.

Nevertheless, with the support of the Company’s board of directors (the “Board”), Messrs. Schwimmer, Frankel and Ziman undertook to review the concerns expressed by these pre-IPO investors and to assess whether they could address any of the concerns in their individual capacities. In undertaking this review, Messrs. Schwimmer, Frankel and Ziman and the Board considered a variety of factors, including that, as a newly public company, claims advanced by pre-IPO investors, whether in formal legal proceedings or otherwise, regardless of their merit, could adversely affect the Company’s business and operations, the Company’s ability to access the capital markets or the trading prices of the Company’s common stock.

After numerous discussions with pre-IPO investors from all five Predecessor Funds, Messrs. Schwimmer, Frankel and Ziman, with the support of the Board, undertook to offer an accommodation (the “Accommodation”) in which Messrs. Schwimmer, Frankel and Ziman, together with certain other pre-IPO owners of the Management Companies, would offer to reallocate up to $21.1 million of OP Units to pre-IPO investors who elect to participate in the Accommodation by signing transfer agreements containing a release of claims relating to their investment in the Predecessor Funds (“Transfer and Release Agreements”). A form of the Transfer and Release Agreements is attached hereto as Exhibit 99.2. This $21.1 million represents the aggregate value allocated to the Management Companies in the formation transactions. As part of the Accommodation, Messrs. Schwimmer, Frankel and Ziman also would cancel a percentage of their restricted stock grants equal to the portion of the aggregate capital commitments in the Predecessor Funds represented by investors participating in the Accommodation. The effectiveness of the Accommodation was subject to pre-IPO investors representing at least 67.7% of the aggregate capital commitments in each of the Predecessor Funds agreeing to participate in the Accommodation by signing Transfer and Release Agreements.

The Company and Messrs. Schwimmer, Frankel and Ziman, with the agreement of the Board, formally communicated the proposed Accommodation to pre-IPO investors in early October. The Accommodation became effective on October 28, 2013. As of October 29, 2013, 81.3% of the pre-IPO investors, who collectively represent 86.0% of the aggregate capital commitments in the Predecessor Funds, have agreed to participate in the Accommodation by signing Transfer and Release Agreements. The pre-IPO investors were provided a reply-by date of October 30, 2013 to elect whether to participate in the Accommodation. The Board elected, effective October 29, 2013, to extend that reply-by date to November 30, 2013.

To effect the Accommodation, Messrs. Schwimmer, Frankel, Ziman and certain other pre-IPO owners of the Management Companies will return OP Units to the Company, those units will be canceled, and then the Company and the Operating Partnership will issue and pay to participating pre-IPO investors a number of shares of REIT Shares, OP Units and cash that, in the aggregate, has the same value as the OP Units returned to the Company by Messrs. Schwimmer, Frankel, Ziman and the other pre-IPO owners of the

Management Companies. The OP units returned to the Company, and the REIT Shares, OP Units and cash that will be issued to the pre-IPO investors in the Accommodation have been placed into an escrow account. If less than all pre-IPO investors elect to participate in the Accommodation, the OP Units, REIT Shares or cash that remain in the escrow account after November 30, 2013 will be returned to the applicable parties. The form of consideration received by pre-IPO investors corresponds to the form of consideration such investors elected to receive in the formation transactions, with unaccredited investors receiving cash. For purposes of the Accommodation, REIT Shares and OP Units were valued at $14.00, which was the IPO price per share of the Company’s common stock.

As of October 29, 2013:

•	Mr. Schwimmer has returned 451,051 OP Units to us, and we have canceled 245,744 shares of restricted stock initially granted to Mr. Schwimmer in the IPO;

•	Mr. Frankel has returned 406,856 OP Units to us, and we have canceled 245,744 shares of restricted stock initially granted to Mr. Frankel in the IPO;

•	Mr. Ziman has returned 362,883 OP Units to us, and we have canceled 184,308 shares of restricted stock initially granted to Mr. Ziman in the IPO; and

•	We will issue 696,918 REIT Shares and 555,054 OP Units, and will pay $232,047.50, to participating pre-IPO investors.

As a result of the Accommodation, and assuming solely for the purposes of the calculations below that no additional pre-IPO investors elect to participate in the Accommodation:

•	The total number of OP Units outstanding will decrease from 3,697,086 units to 3,031,350 units;

•	The total number of REIT Shares outstanding will increase from 25,681,790 shares to 25,702,912 shares;

•	The beneficial ownership of our common stock by Messrs. Schwimmer, Frankel and Ziman, calculated in accordance with applicable SEC rules, will be as follows:

•	Mr. Schwimmer will beneficially own an aggregate of 548,911 REIT Shares and OP Units, representing 0.35% of the REIT Shares outstanding and 1.9% of the aggregate number of REIT Shares and OP Units outstanding;

•	Mr. Frankel will beneficially own an aggregate of 343,009 REIT Shares and OP Units, representing 0.2% of the REIT Shares outstanding and 1.2% of the aggregate number of REIT Shares and OP Units outstanding; and

•	Mr. Ziman will beneficially own an aggregate of 455,704 REIT Shares and OP Units, representing 0.5% of the REIT Shares outstanding and 1.6% of the aggregate number of REIT Shares and OP Units outstanding;

•	On a fully diluted basis, our public stockholders will own 57.1% of our outstanding common stock, as compared to 55.9% prior to the Accommodation;

•	On a fully diluted basis, our directors and executive officers and their affiliates will own 5.1% of our outstanding common stock and the other pre-IPO investors as a group will own 37.8% of our outstanding common stock; and

•	The Company’s general partnership interest in the Operating Partnership will increase from 87.0% to 89.2%.

These numbers will change if and as additional pre-IPO investors elect to participate in the Accommodation after the date of this 8-K report. The Company has incurred costs of approximately $235,000 during the three months ended September 30, 2013 associated with implementing the Accommodation. The Company expects to incur additional costs in the fourth quarter ending December 31, 2013.

Separately and subsequent to the efforts and initial discussions that gave rise to the Accommodation, on October 3, 2013, one husband and wife couple who were pre-IPO investors filed a putative class action purportedly brought on behalf of the investors in RIF III in the Los Angeles County Superior Court (the “RIF III Action”). Plaintiffs assert claims against the Company, RIF III, RILLC and Messrs. Schwimmer, Frankel and Ziman (“Defendants”) for breach of fiduciary duty, violation of certain California securities laws, negligent misrepresentation, and fraud. Plaintiffs allege, among other things, that the terms of the formation transactions were unfair to investors in RIF III, that the consideration received by investors in RIF III in the formation transactions was inadequate, that the Management Companies were allocated unfair value in the formation transactions and that the disclosure documents related to the formation transactions were materially misleading. The complaint seeks class certification, requests to inspect the books and records of currently non-existent RIF III, and further seeks declaratory relief, unspecified recessionary damages, disgorgement, compensatory, punitive and exemplary damages, an accounting for unjust enrichment, and an award of costs including pre-judgment interest, attorneys’ and experts’ fees, and other unspecified relief. Plaintiffs also asserted in court filings that the formal communication of the proposed Accommodation was materially misleading by not including disclosures regarding the lawsuit and claims asserted by plaintiffs. While the Company believes that the RIF III Action is without merit and intends to defend the litigation vigorously, it expects to incur costs associated with defending the RIF III Action. At this early stage of the litigation, the ultimate outcome of the RIF III action is uncertain and the Company cannot reasonably assess the timing or outcome, or estimate the amount of loss, if any, or its effect, if any, on its financial statements. The Accommodation was not made in response to the RIF III Action, as the discussions leading to the Accommodation predate the RIF III Action.

As of October 29, 2013, pre-IPO investors representing 14.0% of the aggregated capital commitments in the Predecessor Funds had not yet elected to participate in the Accommodation. As noted above, these pre-IPO investors have until November 30, 2013 to elect whether to participate in the Accommodation. There can be no assurance that these pre-IPO investors will elect to do so, and there is a risk that pre-IPO investors who do not elect to participate in the Accommodation may assert claims against Defendants relating to the formation transactions and/or the pre-IPO business of the Predecessor Funds.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Press Release dated October 29, 2013

99.2	Form of Transfer Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

Rexford Industrial Realty, Inc.

October 30, 2013	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

October 30, 2013	Rexford Industrial Realty, Inc.

/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 29, 2013

99.2	Form of Transfer Agreement